Exhibit 4.13

STOCK OPTION AGREEMENT

UNDER

THE BALLANTYNE STRONG, INC.

2017 OMNIBUS EQUITY COMPENSATION PLAN

THIS AGREEMENT is made and entered into effective as of the [__] day of [________], [20__] (the “Date of Grant”), by and between BALLANTYNE STRONG, INC., a Delaware corporation (the “Company”), and [______________] (“Grantee”).

RECITALS:

This Agreement is made with reference to the following facts and objectives:

A. The Company has adopted the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”).

B. Grantee is a non-employee director, key employee or consultant of the Company or one of its Subsidiaries, and to provide Grantee with additional performance incentives, the Committee deems it advisable to grant to Grantee a Stock Option Award pursuant to the Plan, which may be vested upon Grantee’s continuous service with the Company as set forth herein.

C. Pursuant to the provisions in the Plan, all awards are to be evidenced by an Award Agreement which has been approved by the Committee.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2. Award. The Company hereby grants to Grantee on the Date of Grant this Award of [Nonqualified Stock Options] [Incentive Stock Options] (the “Options”) to purchase, on the terms and conditions set forth herein, to the extent exercisable, all or any part of an aggregate of [__________] Shares at a price of [________________] Dollars ($[__]) per Share (the “Exercise Price”), which is the Fair Market Value of a Share on the Date of Grant. THIS AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT.

3. Vesting.

(a) Generally. Subject to acceleration of the vesting of the Award or the forfeiture and termination of the Award pursuant to Sections 3(b), 3(c) or 3(d), a ratable portion of the Options (rounded to the nearest whole share) shall vest and become exercisable hereunder on the following dates, provided that Grantee remains in the continuous employment or other service of the Company or a Subsidiary (“Continuous Service”) from the Date of Grant through each of the following dates (each a “Vesting Date”):

(i) [___________]; and

(ii) [___________].

The Options may be exercised only to the extent they shall have vested and are exercisable, and during Grantee’s lifetime, only by Grantee. In no event may the Options be exercised, in whole or in part, after [_________ __, 20__] (the “Expiration Date”).

(b) Termination.

(i) Termination Other Than For Cause. Upon a termination of Grantee’s Continuous Service prior to a Vesting Date for any reason other than Cause, all unvested Options shall be immediately forfeited (except as otherwise provided pursuant to Section 3(c) or as otherwise determined by the Committee, in its sole discretion), and Grantee may exercise the vested Options within the earlier of thirty (30) days after such termination or the Expiration Date.

(ii) Termination For Cause. Upon a termination of Grantee’s employment for Cause, all unexercised Options (whether vested or not vested) shall be immediately forfeited.

(iii) Any amount of the Award forfeited under this Section 3 shall be cancelled and shall terminate.

(c) Change in Control. Upon the occurrence of a Change in Control during Grantee’s Continuous Service, the vesting and exercisability of any outstanding Options will be governed by the provisions of Section 20 of the Plan.

(d) Detrimental Activity. The forfeiture provisions of Section 19 of the Plan relating to Detrimental Activity shall apply to the Options and any Shares issued under this Agreement. This Section 3(d) shall survive and continue in full force in accordance with its terms notwithstanding any termination of Grantee’s Continuous Service or the exercise of the Options as provided herein.

4. Exercise of Options. To the extent vested and exercisable, the Options may be exercised by delivery to the Company of a written exercise notice, a form of which is included as Exhibit A hereto, stating the number of Shares to be purchased pursuant to the Options accompanied by payment of the Exercise Price multiplied by the number of Shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Fractional share interests shall be disregarded. No fewer than 100 Shares may be purchased at one time, unless the number purchased is the total number of Options at the time exercisable.

5. Method of Payment of Option. Payment of the Exercise Price shall be payable to the Company in full in cash or either:

(a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of the exercise equal to the Exercise Price prior to their tender to satisfy the Exercise Price if acquired under this Plan or any other compensation plan maintained by the Company or having been purchased on the open market.

(b) by a cashless exercise (broker-assisted exercise) through a “same-day sale” commitment.

(c) by a combination of (a) and (b); or

(d) by any other method approved or accepted by the Committee.

6. Associated Stock Rights. Neither Grantee nor any other person entitled to exercise the Options shall have any of the rights or privileges of a stockholder of the Company as to any Shares subject to the Options until the issuance and delivery to Grantee or such other person of a certificate (or book entry in lieu thereof) evidencing the Shares registered in Grantee’s or such other person’s name. No adjustments will be made for dividends or any other rights to the stockholder as to which the record date is prior to such date of delivery.

7. Non-Transferability of Options. The Options and any other rights of Grantee under this Agreement are non-transferable by Grantee other than by will or under the laws descent and distribution. Any attempted assignment of the Options in violation of this Section shall be null and void. Under the discretion of the Committee, any attempt to transfer the Options other than under the terms of this Agreement, may result in the termination of the Options.

8. Miscellaneous Provisions.

(a) Withholding Taxes. The Company shall be entitled to (i) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA taxes) attributable to the Option Award; or (ii) require Grantee promptly to remit the amount of such withholding to the Company. Unless the Committee provides otherwise, the minimum statutory withholding obligations may be satisfied by withholding Shares to be received or by delivery to the Company of previously-owned Shares. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

(b) No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s employment or service at any time and for any reason, with or without cause.

(c) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(d) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he has most recently provided to the Company.

(e) Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which related to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(f) Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and Grantee stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Douglas County, Nebraska, and waive each such party’s right to object to a Nebraska court’s jurisdiction and venue. Grantee and the Company hereby waive their right to a jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

(g) Successors.

(i) This Agreement is personal to Grantee and shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon the Company and its Affiliates and the successors thereof.

(h) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(i) Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meanings of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

(j) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(k) Data Privacy. In order to administer the Plan, the Company may process personal data about the Grantee. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By signing this Agreement, the Grantee gives explicit consent to the Company to process any such personal data. The Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which the Grantee works or is employed, including, if the Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

(l) Plan and Prospectus Delivery. By signing this Agreement, the Grantee acknowledges that a copy of the Plan, the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Grantee, and the Grantee consents to receiving the Prospectus Information electronically, or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Grantee also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the Award on the terms and subject to the conditions set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

BALLANTYNE STRONG, INC.

By:
Name:
Title:

GRANTEE

Name:
Address:

EXHIBIT A

BALLANTYNE STRONG, INC.

2017 OMNIBUS EQUITY COMPENSATION PLAN

EXERCISE NOTICE

Ballantyne Strong, Inc.

11422 Miracle Hills Drive, Suite 300

Omaha, Nebraska 68154

Attention: Chief Financial Officer

1. Exercise of Option. Effective as of today, _____________, 20__, the undersigned (“Grantee”) hereby elects to exercise Grantee’s option to purchase _________ shares of the Common Stock (the “Shares”) of Ballantyne Strong, Inc. (the “Company”) under and pursuant to the Company’s 2017 Omnibus Equity Compensation Plan (the “Plan”) and the Stock Option Agreement dated ____________, 20__ (the “Agreement”).

2. Delivery of Payment and Required Documents. Grantee herewith delivers to the Company the full purchase price of the Shares and any and all withholding taxes due in connection with the exercise of the Option. In addition, Grantee herewith delivers any other documents required by the Company.

3. Grantee’s Representations. Grantee acknowledges that Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Grantee as soon as practicable after the Option is exercised in accordance with the Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.

5. Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s purchase or disposition of the Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Agreement, this Exercise Notice shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Grantee or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

8. Governing Law. This Exercise Notice shall be construed and enforced under the laws of the State of Delaware, without regard to choice of law provisions thereof.

9. Entire Agreement. The Plan and Agreement are incorporated herein by reference. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee.

IN WITNESS WHEREOF, the parties hereto have executed this Exercise Notice as of the date and year first written above.

BALLANTYNE STRONG, INC.

By:
Name:
Title:

GRANTEE

By:
Name:
Address: